CUSIP No. 632307 10 4	13 G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Natera, Inc. is filed on behalf of each of us.

Dated: February 8, 2019

CLAREMONT CREEK VENTURES, L.P.

By: Claremont Creek Partners, LLC
Its: General Partner

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK PARTNERS FUND, L.P.

By: Claremont Creek Partners, LLC
Its: General Partner

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK PARTNERS, LLC

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK VENTURES II, L.P.

By: Claremont Creek Partners II, LLC
Its: General Partner

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK PARTNERS II, LLC

By:	/s/ Randall Hawks

Randall Hawks, Managing Director

/s/ Randall Hawks
Randall Hawks

/s/ Nathaniel Goldhaber
Nathaniel Goldhaber